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                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for American Vision Series VUL 2002, issued through the General American Separate Account Eleven (File No. 333-73672). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  SUTHERLAND ASBILL & BRENNAN LLP

                                  By: /s/ Mary E. Thornton
                                      -----------------------------
                                      Mary E. Thornton, Esq.

Washington, D.C.
April 26, 2005